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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of (1) our report dated April 17, 1998 (except Note 3, as to which the date is August 25, 1998) with respect to the consolidated financial statements of Cornerstone Brands, Inc. (2) our report dated September 12, 1997, with respect to the financial statements of Garnet Hill, Inc. and (3) our report dated June 20, 1998 with respect to the financial statements of Cinmar L.P., in the Registration Statement (Form S-1) and related Prospectus of Cornerstone Brands, Inc. for the registration of shares of its common stock.

                                          Ernst & Young LLP

Boston, Massachusetts

  The foregoing consent is in the form that will be signed to reflect the merger of the Company and Smith & Noble LLC as described in Note 3 to the financial statements and the inclusion, in an amendment to the Registration Statement, of financial statements of the Company including the date of consummation of the merger.

                                          /s/ Ernst & Young LLP

Boston, Massachusetts
August 25, 1998